Table of Contents

INSURANCE TRUST AGREEMENT

BRASIL TELECOM S.A., as

Issuer

and

THE BANK OF NEW YORK, as

Insurance Trustee

for the benefit of

the holders from time to time of

9.375% Notes due 2014 issued by the Issuer

Dated as of February 17, 2004

    INSURANCE TRUST AGREEMENT (the “Agreement”) dated as of February 17, 2004 between Brasil Telecom S.A. (the “Issuer”), a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, and The Bank of New York, a New York banking corporation, as trustee (the “Insurance Trustee”).

W I T N E S S E T H:

    WHEREAS, the Issuer is today entering into an Indenture (the “Indenture”) dated as of February 17, 2004 with The Bank of New York, as indenture trustee (the “Indenture Trustee”), pursuant to which it is today issuing U.S.$200,000,000 aggregate principal amount of notes (the “Notes”);

    WHEREAS, in order to maximize the interests of the holders of the Notes (the “Noteholders”), the Overseas Private Investment Corporation (the “Insurer”) shall, as a condition to the issuance of the Notes, enter into a Contract of Insurance for Fixed Income Securities Against Inconvertibility (the “Insurance Policy”) with, and for the benefit of, the Insurance Trustee acting on behalf of the grantor trust created hereunder (the “Insurance Trust”) for the benefit of the Noteholders in their capacity hereunder as sole beneficiaries of the Insurance Trust (the “Trust Beneficiaries”);

    WHEREAS, the Issuer and the Insurance Trustee hereby declare the creation of the Insurance Trust for the benefit of the Noteholders, and the initial Noteholders, by their respective acceptances of the Notes, hereby join in the creation of the Insurance Trust with the Insurance Trustee;

    WHEREAS, the beneficial interests in the Insurance Trust shall be deemed to be a right that is part and parcel of the Notes, represented by the Notes and shall not be detachable, severable or in any way subject to transfer separate and apart from an interest in the Notes and all Noteholders in their capacity as Trust Beneficiaries shall have agreed to the restrictions provided for herein on any separate transfer of any interest in the Insurance Trust; and

    WHEREAS, the Insurance Trustee on behalf of the Insurance Trust shall enter into the Insurance Policy with the Insurer and the Noteholders shall, pursuant to the Indenture and by acceptance of their Notes, assign their right to receive interest due under the Notes to the Insurance Trustee in an amount equal to U.S.$18,750,000, which amount is approximately equal to the amount of interest on the Notes in respect of two interest periods as a basis for the Insurer issuing the Insurance Policy to the Insurance Trustee.

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

    Section 1.01. Definitions. (a) Terms defined in the Indenture and not otherwise defined in this Agreement are used in this Agreement as defined in the Indenture.

    (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

    (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

    (2) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement; and

    (3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

    (c) In addition, the following terms shall have the following meaning:

    “Act” has the meaning set forth in Section 6.01.

    “Agreement” has the meaning set forth in the preamble to this Agreement.

    “Code” means the Internal Revenue Code of 1986, as amended.

    “Corporate Trust Office” means the principal office of the Insurance Trustee at which the corporate trust business of the Insurance Trustee shall at any particular time be principally administered, which at the time of the execution of this Agreement is, in each case, located at 101 Barclay Street, New York, NY 10286.

    “Departing Beneficiary” has the meaning set forth in Section 3.02.

    “Indenture” has the meaning set forth in the preamble to this Agreement.

    “Insurance Policy” has the meaning set forth in the preamble to this Agreement.

    “Indenture Trustee” has the meaning set forth in the preamble to this Agreement.

    “Insurance Trust” means the trust created by this Agreement, the estate of which consists of the Insurance Trust Property.

    “Insurance Trust Property” means (i) the Insurance Policy and all rights thereunder and all proceeds thereof, (ii) the Covered Interest Period Amounts assigned to the Insurance Trust pursuant to Section 5.2 of the Indenture, subject to the rights of the Insurer under the Insurance Policy including, without limitation, the Insurer’s rights of subrogation and (iii) all the Insurance Trust’s rights under the Indenture and the other Transaction Documents and all other payments by any Person in respect thereof, and any and all assets related thereto, proceeds therefrom, payments under or distributions in respect thereof, now existing or at any time hereafter created, which is at any time conveyed to the Insurance Trustee pursuant to the Indenture and the other Transaction Documents and the terms and conditions hereof or to which the Insurance Trustee otherwise holds estate, right, title and interest in trust for the use and benefit of the Noteholders from time to time of the Notes in their capacity as Trust Beneficiaries, all in accordance with the terms and provisions of this Agreement.

    “Insurance Trustee” has the meaning set forth in the preamble to this Agreement.

    “Insurer” has the meaning set forth in the preamble to this Agreement.

    “Issuer” has the meaning set forth in the preamble to this Agreement.

    “Noteholders” has the meaning set forth in the preamble to this Agreement.

    “Responsible Officer”, when used with respect to the Insurance Trustee, means any officer in the Corporate Trust Office (or any successor group of the Insurance Trustee) with direct responsibility for the administration of this Agreement, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

    “Trust Beneficiaries” has the meaning set forth in the preamble to this Agreement.

Article II

CREATION OF THE INSURANCE TRUST

    Section 2.01. Declaration of Trust; Entry into Insurance Policy. (a) In order to establish the Insurance Trust created hereby, the Issuer appoints the Insurance Trustee to act as trustee hereunder, and the Insurance Trustee hereby accepts the Insurance Trust created hereby and declares that it will hold all estate, right, title and interest of the Insurance Trust in and to all Insurance Trust Property in trust for the use and benefit of the Noteholders from time to time in their capacity as Trust Beneficiaries, all in accordance with the terms and provisions of this Agreement.

    (b) By its signature hereof the Issuer, and by its purchase and acquisition of an interest in the Notes, each Noteholder in its capacity as Trust Beneficiary, shall be deemed to authorize and direct the Insurance Trustee to: (i) enter into the Insurance Policy, the Indenture and each other Transaction Document to which the Insurance Trustee, on behalf of the Insurance Trust, is a party, (ii) accept the Assignment, (iii) perform its duties thereunder and (iv) otherwise act in accordance with the terms hereof.

    Section 2.02. Acceptance by Trustee. (a) The Insurance Trustee, upon the execution and delivery of this Agreement, (i) acknowledges its acceptance of all right, title, ownership and interest in and to the Insurance Trust Property acquired pursuant to the terms hereof and Section 5.2(d) of the Indenture, (ii) declares that the Insurance Trustee holds and will hold such right, title, ownership and interest, together with all other property constituting the Insurance Trust Property, for the benefit of all present and future Noteholders in their capacity as Trust Beneficiaries, upon the terms herein set forth and (iii) covenants and agrees to keep at all times proper records of the Insurance Trust Property and of the Trust Beneficiaries’ interest therein.

    (a) The Issuer confirms that on the date hereof it has delivered to the Insurance Trustee, prior to or promptly following the establishment of the Insurance Trust, copies of the Indenture and all other Transaction Documents.

    Section 2.03. Limitation of Powers. The Insurance Trust is constituted solely for the purpose of (i) holding the Insurance Policy and the other Insurance Trust Property, (ii) prosecuting claims thereunder, (iii) securing payment of claims for the benefit of the Noteholders from time to time in their capacity as Trust Beneficiaries, causing payment of any such claims to be paid to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, the Principal Paying Agent, for deposit to the Payment Account and payment therefrom of the Insured Portion of the Covered Interest Period Amounts that is or are the subject of a claim paid under the Insurance Policy in accordance with its terms, (iv) accepting the Assignment and (v) other activities incidental thereto, and, except as set forth herein, the Insurance Trustee shall have no power to create, assume or incur indebtedness or other liabilities other than in the performance of its duties and obligations as contemplated in this Agreement and is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Insurance Trustee is not authorized or empowered to do anything that would cause the Insurance Trust to fail to qualify as a “grantor trust” (within the meaning of Subpart E, Part I of Subchapter J of Chapter 1, Subtitle A of the Code) for U.S. federal income tax purposes.

Article III

INTEREST IN THE INSURANCE TRUST

    Section 3.01. Evidence of Interests in Insurance Trust. The beneficial interests in the Insurance Trust shall be (i) owned, legally and beneficially, by the Noteholders in their capacity as Trust Beneficiaries in the form of an undivided interest in the Insurance Trust Property and (ii) deemed to be a right that is part and parcel of the Notes, represented by the Notes and shall not be detachable, severable or in any way subject to transfer separate and apart form an interest in the Notes, and all Noteholders in their capacity as Trust Beneficiaries by their acceptance of the Notes agree to the foregoing restrictions on separate transfer of any interest in the Insurance Trust or Insurance Trust Property and that, consistent with the Indenture, any attempt by a Noteholder (or an interest therein) to do so shall be null and void. Each Noteholder in its capacity as Trust Beneficiary shall have an interest in such portion of the Insurance Trust Property, including the Covered Interest Period Amounts, as the principal amount of the Notes owned by that Noteholder bears to the total principal amount of the Notes.

    Section 3.02. Withdrawal from Insurance Trust. Each Trust Beneficiary shall at all times have the right to cease to be a beneficiary of the Insurance Trust (a “Departing Beneficiary”) by providing not less than thirty days prior written notice to both the Insurance Trustee and the Indenture Trustee, and at the effectiveness of any such request, the Insurance Trustee shall reassign to such Departing Beneficiary, without recourse, a pro rata interest in the Covered Interest Period Amounts on the understanding and agreement by the Departing Beneficiary (in its capacity as Noteholder or otherwise) that by ceasing to be a beneficiary of the Insurance Trust such Departing Beneficiary shall, under current applicable law and the current arrangements under which the Insurance Policy is issued, surrender its direct or indirect interest in the Insurance Policy.

    Section 3.03. Rights of Enforcement. Subject to the rights of the Insurer under the Insurance Policy, each Trust Beneficiary, in its capacity as a Noteholder, shall, individually and without the need to act in concert with any other Trust Beneficiary or the Insurance Trustee, be entitled to exercise the rights and remedies assigned to the Insurance Trust in respect of the Covered Interest Period Amounts, including all rights under Section 7.9 of the Indenture applicable thereto.

Article IV

THE INSURANCE POLICY

    Section 4.01. Payment of Premium. The Issuer hereby confirms that the total premium due in respect of the Insurance Policy has been paid by the Issuer to the Indenture Trustee on behalf of the Insurance Trust for further credit to the Insurer on or prior to the Closing Date.

    Section 4.02. Payment Instructions for Covered Interest Period Amounts. The Noteholders in their capacity as Trust Beneficiaries, by acceptance of their Notes, hereby acknowledge and agree that:

    (a) Unless otherwise instructed hereunder, all payments to the Noteholders (in their capacity as Trust Beneficiaries hereunder) shall be made to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, to the Principal Paying Agent, by depositing all such amounts in the Payment Account to be paid over to the Noteholders in their capacity as Trust Beneficiaries.

    (b) The Insurer shall have the rights set forth in the Insurance Policy and described in Section 4.03(c) hereof with respect to the Covered Interest Period Amounts.

    (c) If, notwithstanding the Assignment, no claim is ever made under the Insurance Policy, then, unless otherwise instructed pursuant hereto, the Issuer shall pay to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, to the Principal Paying Agent, all such amounts as would otherwise be payable to the Insurance Trust in respect of the Covered Interest Periods by depositing all such amounts in the Payment Account to be paid over to the Trust Beneficiaries in their capacity as such consistent with their rights to receive principal, interest and other amounts due from time to time under the Notes and the Indenture.

    (d) If notwithstanding any other provision of this Agreement the Insurance Trustee shall receive any payment in respect of the Covered Period Interest Amounts, unless otherwise instructed pursuant hereto, all such amounts as are received by the Insurance Trustee shall be promptly paid over to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, to the Principal Paying Agent on behalf of the Trust Beneficiaries by depositing all such amounts in the Payment Account and neither the Insurance Trust nor the Insurer nor any other Person shall be entitled to retain or receive any such Covered Interest Period Amount (or any portion or proceeds thereof).

    (e) Any payments received by the Noteholders pursuant to Section 3.2(c) and 5.1(a)(i)(C) of the Indenture in respect of the amounts set forth in clause (iv) of the definition of Required Amount in the Indenture shall be deemed to be a payment to the Noteholders in their capacity as Trust Beneficiaries in respect of the portion of the Covered Interest Period Amounts not covered by the Insurance Policy.

    Section 4.03. Claims on the Insurance Policy. (a) The Insurance Trustee agrees to file with the Insurer such claim applications as are required under the Insurance Policy upon the occurrence of any Currency Inconvertibility Event. In connection with the filing of a claim with the Insurer of amounts payable under the Insurance Policy, the Insurance Trustee shall direct the Insurer to make any payment under the Insurance Policy to the Indenture Trustee, or to the extent that the Principal Paying Agent shall remain appointed under the Indenture, to the Principal Paying Agent, by depositing all such amounts to the Payment Account to be paid over to the Trust Beneficiaries in their capacity as such.

    (b) The Insurance Trustee shall give all notices, make all filings and take all actions required of it pursuant to the terms of the Insurance Policy, including, without limitation, the filing of a claim with the procedures and subject to the time limitations set forth in Article IV of the Insurance Policy. In connection with its satisfaction of its obligations hereunder and under the Insurance Policy, the Issuer hereby agrees to provide all such information and take all such actions as are required hereunder or thereunder, including, without limitation, ensuring the continued enforceability of the Insurance Policy in connection with the submission of any claim thereunder and the satisfaction of any requirement provided therein.

    (c) If a claim is made under the Insurance Policy:

    (i) In accordance with Section 3.01.1(a) of the Insurance Policy, the Insurance Trustee shall (or shall require the Issuer to, and the Issuer shall), at the election of the Insurer, prior to payment of a claim by the Insurer, either:

    (1)   deliver or cause to be delivered to the Insurer (A) inconvertible reais, in an amount equal to the Insured Portion of the Covered Interest Period Amounts relating to such claim at the rate of exchange specified in the Insurance Policy, or (B) non-transferable U.S. dollars, in an amount equal to the Insured Portion of the Covered Interest Period Amounts relating to such claim (in either case in the form of (x) funds immediately available to the Insurer in Brazil or, (y) at the Insurer’s option, in cash); or

    (2) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in, the Insurance Trustee’s right to receive the Insured Portion of the Covered Interest Period Amounts relating to such claim; or

    (3) (A) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in, the Insured Portion of the Covered Interest Period Amounts relating to such claim in the applicable deposit account in which such reais or non-transferable U.S. dollars are, held by, or for, or at the direction of, the Issuer, and (B) assign to the Insurer, or, at the Insurer’s option, grant to the Insurer a participation in, all rights of such Person with respect to the Insured Portion of the Covered Interest Period Amounts relating to such claim thereof and all claims with respect thereto arising out of the Currency Inconvertibility Event, including, without limitation, claims against the Brazilian government.

    (ii)   To the extent provided in the Insurance Policy, the Insurer shall be subrogated to the rights of the Noteholders (and, as a result of the Assignment of the Covered Interest Period Amounts under Section 5.2(d) of the Indenture, of the Insurance Trust) with respect to any payment of interest on the Notes with funds provided by the Insurer under the Insurance Policy (except to the extent that the Insurer has requested and received reais or non-transferable U.S. dollars as described in Section 4.03(c)(i)(1)).

    (iii) The Insurance Trustee is not to release the Issuer from its obligation to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) for which the Insurance Trustee has received reais or non-transferable U.S. dollars until the Insurer has (as described in Section 4.03(c)(i)(1)) agreed to accept delivery of such reais or non-transferable U.S. dollars in discharge of the obligation of the Issuer to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts, the Insurer has received such amounts, and the Insurance Trustee has received compensation under the Insurance Policy. Further, the Insurance Trustee and, in accordance with the Indenture, the Indenture Trustee are not to release the Issuer from its obligation to make scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) if the Insurer agrees (as described in Section 4.03(c)(i)(2) or (3)) to accept an assignment of, or participation in, the rights of the Insurance Trustee or the Issuer, as the case may be, in the applicable deposit account or to receive scheduled payments of interest on the Notes with respect to the Insured Portion of the Covered Interest Period Amounts (or any part thereof) in lieu of receiving reais or non-transferable U.S. dollars in exchange for payment by the Insurer of compensation under the Insurance Policy unless the Insurer notifies the Insurance Trustee and the Indenture Trustee in writing that it has received payments from the Issuer under the Company Support Agreement representing such previously compensated amounts and then only to the extent of such payments by the Issuer to the Insurer.

    (d) The Issuer shall at all times use its best efforts to assist the Insurance Trustee in seeking compensation pursuant to the Insurance Policy.

    Section 4.04. Undertakings Required by the Insurance Policy. (a) Only the Insurance Trustee may exercise its rights and obligations under the Insurance Policy. No individual Trust Beneficiary shall be permitted to exercise any right under the Insurance Policy or perform any obligations in lieu of the Insurance Trustee under the Insurance Policy. By accepting the Notes, the Noteholders in their capacity as Trust Beneficiaries acknowledge that the independent rights of salvage of the Insurer contained in the Insurance Policy will not be subject to any pari passu sharing arrangements of the nature referred to in Section 4.04 of the Insurance Policy.

    (b) By accepting the Notes, the Noteholders in their capacity as Trust Beneficiaries acknowledge, as contemplated by Section 4.10 of the Insurance Policy, that they will be bound by the actions and omissions of the Insurance Trustee under the Insurance Policy, including, without limitation, the grant of assignments or participations under Section 3.01.1 of the Insurance Policy and described in Section 4.03(c)(i) or the submission of a Final Application (as defined in the Insurance Policy) with respect to the Insurance Policy.

    (c) By accepting the Notes, the Noteholders in their capacity as Trust Beneficiaries acknowledge, as contemplated by Section 4.11 of the Insurance Policy, that no description, summary or characterization of the terms of the Insurance Policy contained in the offering materials with respect to the Notes shall (i) be treated as an amendment, interpretation or construction of the Insurance Policy which would be binding on the Insurer, or (ii) introduced in any proceeding for any such purpose. With respect to the interpretation of any provision of the Insurance Policy, in the event of any inconsistency between the terms of the description, summary or characterization of the terms of the Insurance Policy in the offering materials with respect to the Notes, and the terms of the Insurance Policy, the terms of the Insurance Policy shall govern, it being agreed that the Insurer takes no responsibility for any description, summary or other characterization of the terms of the Insurance Policy contained in the offering materials with respect to the Notes, regardless of whether the Insurer has knowledge thereof.

    (d) By accepting the Notes, the Noteholders in their capacity as Trust Beneficiaries acknowledge, as contemplated by Section 5.02(b) of the Insurance Policy, that to the extent that the Insurer has already paid in full any compensation which should have been reduced pursuant to Section 5.02(b) of the Insurance Policy (with respect to the Holder Representations set forth in Section 5.2(f)(i)(1) of the Indenture), OPIC may directly recover the amount of the reduction from any Noteholder (in its capacity as Trust Beneficiary) whose compensation should have been reduced pursuant to Section 5.02(b) of the Insurance Policy.

    Section 4.05. Termination of Insurance Policy. (a) At any time on or after the third or any subsequent anniversary of the Closing Date and so long as, to the knowledge of the Insurance Trustee (after consultation with the Indenture Trustee), no Default or Event of Default has occurred and is continuing, the Insurance Trustee, at the written direction of the Issuer, may cancel the Insurance Policy in accordance with the terms of the Insurance Policy, upon receipt of 90-calendar-days prior written confirmation from Moody’s and Fitch that its then current rating of the Notes is at least “Baa3” and “BBB-”, respectively, and that such ratings will not be lowered or withdrawn as a result of such cancellation. Any refund of the premium originally paid by the Issuer on behalf of the Insurance Trustee at Closing shall not be part of the Insurance Trust Property and shall be paid to the Issuer.

    (b) Except as provided in Section 4.05(a), the Insurance Trustee shall not have authority to terminate the Insurance Policy unless it is instructed to do so by the all Noteholders.

    Section 4.06. Covenants of Issuer. The Issuer hereby covenants and agrees with the Insurance Trust that in connection with any application by the Insurance Trustee for compensation pursuant to the Insurance Policy in respect of Currency Inconvertibility Event, the Issuer shall (i) make all reasonable efforts to convert reais into U.S. dollars or to transfer such U.S. dollars through all customary legal channels for transactions of the type contemplated in the Transaction Documents until compensation is paid by the Insurer, (ii) assist the Insurance Trustee with the preparation of such application for compensation and (iii) perform, at the request of the Insurance Trustee, the obligations set forth in Section 3.01.1(a)(i) or (iii) of the Insurance Policy.

Article V

THE INSURANCE TRUSTEE

    Section 5.01. Certain Rights and Duties of Insurance Trustee. (a) The Insurance Trustee undertakes to perform only such duties as are specifically set forth in this Agreement, the Insurance Policy and each other Transaction Document to which the Insurance Trustee is a party, and no implied covenants or obligations shall be read into this Agreement against the Insurance Trustee. The Insurance Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b) Except as otherwise provided in Section 315 of the Trust Indenture Act:

    (i) the Insurance Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, debenture or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

    (ii) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors shall be evidenced to the Insurance Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

    (iii) the Insurance Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity to its reasonable satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby;

    (iv) the Insurance Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and in good faith believed by it to be authorized or within the rights or powers conferred upon it by this Agreement (provided that the Insurance Trustee’s conduct does not constitute negligence or willful misconduct) or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders holding a sufficient percentage of Notes to give such direction as permitted by the Indenture and this Agreement;

    (v) subject to Section 5.01(a), the Insurance Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, note, debenture or other paper or document with respect to the Notes unless requested in writing so to do by the Majority Noteholders, provided that if the payment within a reasonable time to the Insurance Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Insurance Trustee, not reasonably assured to the Insurance Trustee by the security afforded to it by the terms of this Agreement, the Insurance Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Insurance Trustee, shall be repaid by the Issuer upon demand;

    (vi) the Insurance Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Insurance Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder;

    (vii) the Insurance Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Insurance Trustee unless it shall be proved that the Insurance Trustee was negligent in ascertaining the pertinent facts or the action or failure to act by such Responsible Officer was unreasonable;

    (viii) the Insurance Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer or the Noteholders given under this Agreement, provided that the Insurance Trustee’s conduct does not constitute negligence or willful misconduct;

    (ix) the Insurance Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

    (x) the Insurance Trustee shall not be deemed to have notice of any Default or Event of Default under the Indenture unless a Responsible Officer of the Insurance Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Insurance Trustee at the Corporate Trust Office of the Insurance Trustee, and such notice references the Notes and the Indenture;

    (xi) the rights, privileges, protections, immunities and benefits given to the Insurance Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Insurance Trustee and each agent, custodian and other Person employed to act hereunder; and

    (xii) the Insurance Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

    (c) None of the provisions contained in this Agreement shall require the Insurance Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be a reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

    (d) The Insurance Trustee may reasonably request information, including an Officer’s Certificate, from time to time, as necessary or appropriate in order to ascertain compliance with the requirements of this Agreement and may consult with counsel and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

    (e) If the Insurance Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Insurance Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Agreement.

    (f) The Insurance Trustee shall (i) notify the Trust Beneficiaries in the event there is a default in the payment of Covered Interest Period Amounts and (ii) forward to the Trust Beneficiaries any reports and other communications received from the Issuer or from the Insurer which are received by the Insurance Trustee in its capacity as such, unless such reports or communications have been directly forwarded to the Trust Beneficiaries, in their capacity as Noteholders, by the Issuer or the Insurer.

    Section 5.02. Insurance Trustee Not Responsible for Recitals, etc. The recitals contained herein, shall be taken as the statements of the Issuer, and the Insurance Trustee assumes no responsibility for the correctness of the same. The Insurance Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes. The Insurance Trustee assumes no liability with respect to the validity or worth of the Insurance Policy or the Covered Interest Period Amounts.

    Section 5.03. Insurance Trustee and Others May Hold Notes. (a) The Insurance Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, or any other obligor on the Notes with the same rights it would have if it were not Insurance Trustee.

    (b) The Insurance Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Insurance Trustee resigns or is removed, such Insurance Trustee shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

    Section 5.04. Compensation of the Insurance Trustee. (a) The Issuer covenants and agrees to pay to the Insurance Trustee from time to time, and the Insurance Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer and the Insurance Trustee and which shall not be limited by any provision of law in regard to the compensation of an Insurance Trustee of a grantor trust), and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Insurance Trustee upon its respective request for all duly documented reasonable expenses and disbursements incurred or made by the Insurance Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ, in each case duly documented) except any such expense or disbursement as may arise from its gross negligence or bad faith. The Issuer also covenants and agrees to indemnify the Insurance Trustee for, and to defend and hold harmless the Insurance Trustee and its officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense, including, without limitation, the fees and expenses of its legal counsel, incurred without gross negligence or bad faith on the part of the Insurance Trustee or any of their employees, officers or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, the performance of its duties and-or the exercise of its rights, including liability which the Insurance Trustee may incur as a result of failure to withhold, pay or report Taxes and including the costs and expenses of defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any Environmental Law. In no event shall the Insurance Trustee be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to, lost profits), even if the Insurance Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

    (b) The obligations of the Issuer under this Section 5.04 shall survive payment in full of the Notes and any claim and payment under the Insurance Policy, the resignation or removal of the Insurance Trustee and the termination of the Insurance Trust and this Agreement.

    (c) When the Insurance Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder after an Event of Default under the Indenture occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.

    Section 5.05. Right of Insurance Trustee to Rely on Officer’s Certificates and Opinions of Counsel. Before the Insurance Trustee acts or refrains from acting with respect to any matter contemplated by this Agreement, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel, which shall conform to the provisions of Section 14.1 of the Indenture. The Insurance Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 5.01(b)(v).

    Section 5.06. Persons Eligible for Appointment as Insurance Trustee. There shall at all times be a Insurance Trustee hereunder which shall at all times (i) be a bank which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least U.S.$100,000,000 and have a long-term unsecured debt rating of at least “A2” by Moody’s and (ii) meet the requirements of Section 5.01.2(a) of the Insurance Policy. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 310(a) of the Trust Indenture Act, then, for the purposes of this Section 5.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Insurance Trustee shall cease to be eligible in accordance with this Section 5.06, the Insurance Trustee shall resign immediately in the manner and with the effect specified in Section 5.07.

    Section 5.07. Resignation and Removal of Insurance Trustee; Appointment of Successor. (a) The Insurance Trustee, or any Insurance Trustee or Insurance Trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Noteholders (in their capacity as Trust Beneficiaries) in the manner provided in Section 14.4 of the Indenture.

    (b) In case at any time any of the following shall occur with respect to any
Notes:

    (i) the Insurance Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request by the Issuer or by any Noteholder (in its capacity as Trust Beneficiary) who has been a bona fide Noteholder for at least six months,

    (ii) the Insurance Trustee shall cease to be eligible under Section 5.06 and shall fail to resign after written request therefor by the Issuer or by any Noteholder (in its capacity as Trust Beneficiary), or

    (iii) the Insurance Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Insurance Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Insurance Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer may remove the Insurance Trustee, and appoint a successor Insurance Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, or (B) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Noteholder (in its capacity as Trust Beneficiary) who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Insurance Trustee and the appointment of a successor Insurance Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Insurance Trustee and appoint a successor Insurance Trustee.

    (c) The Majority Noteholders (in their capacity as Trust Beneficiaries) may at any time remove the Insurance Trustee and appoint a successor Insurance Trustee by delivering to the Insurance Trustee so removed, to the successor Insurance Trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action taken by the Noteholders (in their capacity as Trust Beneficiaries), provided that unless a Default or Event of Default under the Indenture shall have occurred and be continuing, the Issuer shall consent (such consent not to be unreasonably withheld).

    (d) If the Insurance Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Insurance Trustee with respect to this Agreement for any cause, the Issuer shall promptly appoint a successor Insurance Trustee or Insurance Trustees by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Insurance Trustee and one copy to the successor Insurance Trustee. If no successor Insurance Trustee shall have been so appointed and have accepted such appointment pursuant to Section 5.08 within 30 calendar days after the mailing of such notice of resignation or removal, the former Insurance Trustee may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor Insurance Trustee, or any Noteholder (in its capacity as Trust Beneficiary) who has been a bona fide Noteholder for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor Insurance Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Insurance Trustee.

    (e) Any resignation or removal of the Insurance Trustee and any appointment of a successor Insurance Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Insurance Trustee as provided in Section 5.08.

    Section 5.08. Acceptance of Appointment by Successor Insurance Trustee. (a) Any successor Insurance Trustee appointed under Section 5.07 shall execute, acknowledge and deliver to the Issuer and to its predecessor Insurance Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Insurance Trustee shall become effective and such successor Insurance Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Insurance Trustee hereunder, with like effect as if originally named as Insurance Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Insurance Trustee, the Insurance Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 5.04, execute and deliver an instrument transferring to such successor Insurance Trustee all the rights, powers and trusts of the Insurance Trustee so ceasing to act, and shall assign, transfer and deliver to such successor Insurance Trustee all property and money as may be held by such Insurance Trustee ceasing to act. Upon request of any such successor Insurance Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Insurance Trustee all such rights and powers. Any Insurance Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Insurance Trustee to secure any amounts then due it pursuant to Section 5.04.

    (b) No successor Insurance Trustee shall accept appointment as provided in this Section 5.08 unless at the time of such acceptance such successor Insurance Trustee shall be eligible under Section 5.06.

    (c) Upon acceptance of appointment by a successor Insurance Trustee, the Issuer shall give notice of the succession of such Insurance Trustee hereunder to the Noteholders in their capacity as Trust Beneficiaries in the manner provided in Section 14.4 of the Indenture. If the Issuer fails to give such notice within 10 calendar days after acceptance of appointment by the successor Insurance Trustee, the successor Insurance Trustee shall cause such notice to be given at the expense of the Issuer.

    Section 5.09. Merger, Conversion or Consolidation of Insurance Trustee. Any Person into which the Insurance Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Insurance Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Insurance Trustee, shall be the successor of the Insurance Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Insurance Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 5.06 hereof and Section 310(a) of the Trust Indenture Act.

    Section 5.10. Reports by Insurance Trustee. On or before July 15 in every year, so long as any Notes are Outstanding, the Insurance Trustee shall transmit to the Noteholders (in their capacity as Trust Beneficiaries) specified in Section 313(a) of the Trust Indenture Act a brief report, dated as of the preceding May 15, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Insurance Trustee if the Notes become listed on any stock exchange or any de-listing thereof, and the Insurance Trustee shall comply with Section 313(d) of the Trust Indenture Act.

    Section 5.11. Insurance Trustee Risk. None of the provisions contained in this Agreement shall require the Insurance Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Insurance Trustee shall be subject to Section 5.01 and the requirements of the Trust Indenture Act.

    Section 5.12. Appointment of Co-Insurance Trustee. (a) It is the purpose of this Agreement that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as Insurance Trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Insurance Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Insurance Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Insurance Trustee appoint an additional individual or institution as a separate or co-Insurance Trustee. The following provisions of this Section 5.12 are adopted to these ends.

    (b) In the event that the Insurance Trustee appoints an additional individual or institution as a separate or co-Insurance Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Insurance Trustee with respect thereto shall be exercisable by and vested in such separate or co-Insurance Trustee but only to the extent necessary to enable such separate or co-Insurance Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-Insurance Trustee shall run to and be enforceable by either of them.

    (c) Should any instrument in writing be required by the separate Insurance Trustee or co-Insurance Trustee so appointed by the Insurance Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Insurance Trustee or co-Insurance Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Insurance Trustee or co-Insurance Trustee, so far as permitted by law, shall vest in and be exercised by the Insurance Trustee until the appointment of a new Insurance Trustee or successor to such separate Insurance Trustee or co-Insurance Trustee.

    (d) Every separate Insurance Trustee and co-Insurance Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

    (i) all rights, powers, duties and obligations conferred or imposed upon the Insurance Trustee shall be conferred or imposed upon and exercised or performed by the Insurance Trustee and such separate Insurance Trustee or co-Insurance Trustee jointly (it being understood that such separate Insurance Trustee or co-Insurance Trustee is not authorized to act separately without the Insurance Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Insurance Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Insurance Trustee or co-Insurance Trustee, but solely at the direction of the Insurance Trustee;

    (ii) no Insurance Trustee hereunder shall be personally liable by reason of any act or omission of any other Insurance Trustee hereunder;

    (iii) the Insurance Trustee may at any time accept the resignation of or remove any separate Insurance Trustee or co-Insurance Trustee; and

    (iv) each co-Insurance Trustee appointed hereunder shall at all times be a bank that complies with the eligibility requirements set forth in Section 310(a) of the Trust Insurance Act, have a combined capital and surplus of U.S.$100,000,000, have its corporate trust office in the Borough of Manhattan, The City of New York and have a long-term unsecured debt rating of at least “A2” by Moody’s. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 301(a) of the Trust Insurance Act, then for the purposes of this subsection, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    Section 5.13. Representations and Warranties of Trustee. The Insurance Trustee represents and warrants that, at all times, such of the following is true and will be true:

    (i) it is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of New York more than 50% of which is beneficially owned by citizens of the United States or corporations or associations incorporated under United States law, its principal office and place of business is located at its Corporate Trust Office and, in its capacity as Insurance Trustee, has all requisite power and authority to execute, deliver and perform this Agreement, the Insurance Policy, the Company Support Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party, including the power and authority to accept the Insurance Trust created thereunder and hereunder;

    (ii) the Insurance Trustee has full corporate power, authority and legal right under the laws of the State of Delaware and the laws of the United States pertaining to its banking and trust powers to execute, deliver, and perform this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party;

    (iii) the Insurance Trustee meets the eligibility requirements set forth in Section 5.06.

    (iv) the execution, delivery and performance by the Insurance Trustee of this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party will not contravene any law, rule or regulation of the State of New York or any United States governmental authority or agency regulating the Insurance Trustee’s banking or trust powers or any judgment or order applicable to or binding on the Insurance Trustee and will not contravene or result in any breach of, or constitute a default under, the Insurance Trustee’s charter or by-laws or the provision of any indenture, mortgage, contract or other agreement to which it is a party or by which it or any of its properties is bound;

    (v) the execution, delivery and performance by the Insurance Trustee of this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or Delaware governmental authority or agency regulating the banking and trust activities of the Insurance Trustee;

    (vi) this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party have been duly executed and delivered by it and, assuming that this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party is the legal, valid and binding obligation of the relevant parties thereto (other than the Insurance Trustee), this Agreement and each of the other Transaction Documents to which the Insurance Trustee is a party are the legal, valid and binding obligations of the Insurance Trustee, enforceable against the Insurance Trustee in accordance with their terms except as limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or similar laws or equitable principles of general application to or affecting the enforcement of creditors’ rights and remedies generally from time to time in effect, regardless of whether such enforceability is considered in a proceeding in equity or at law;

    (vii) on the date hereof, the Insurance Trustee is not aware of any limitation on its ability, or any general limitation on the ability, to convert reais into U.S. dollars or to transfer such converted currency to the United States; and

    (viii) each of the representations and warranties of the Insurance Trustee contained in Section 5.01.1 of the Insurance Policy is true and correct.

    Section 5.14. Compliance with the Insurance Policy. The Insurance Trustee will comply with each of its covenants and agreements contained in the Insurance Policy. The Insurance Trustee will, upon the reasonable request of any Noteholder (in its capacity as Trust Beneficiary), provide such Noteholder (in its capacity as Trust Beneficiary) with such information in its possession, and take such other actions, as may be required in order to enable the Insurance Trustee or such Noteholder (in its capacity as Trust Beneficiary) to comply with the terms and conditions of the Insurance Policy. Without limiting the foregoing, the Insurance Trustee will (i) take the steps specified in Article IV of the Insurance Policy at the times and in the manner therein specified, (ii) promptly notify the Insured and the Indenture Trustee upon obtaining Actual Knowledge (as defined in the Insurance Policy) that it no longer meets the requirements set forth in Section 5.01.2(a) of the Insurance Policy, in the manner therein specified, (iii) as promptly as reasonably practicable, notify the Insurer of any circumstance of which the Insurance Trustee has Actual Knowledge of any event that may render the Insurer liable under the Insurance Policy, and of any Default or other defaults of which the Insurance Trustee has Actual Knowledge as specified in Section 5.01.6 of the Insurance Policy, (iv) give prompt notice to the Insurer in the event it obtains Actual Knowledge regarding a breach or potential breach of the representations made by the Noteholders pursuant to Section 5.2(f) of the Indenture in the manner set forth in Section 5.01.10. of the Insurance Policy and (v) promptly note in the Insurance Trustee’s records the Insurer’s rights as subrogee and assignee in respect of the Notes.

    Section 5.15. Trustee’s Liens. The Insurance Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim on or with respect to the Insurance Trust Property which is either (i) attributable to the Insurance Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Agreement or the other Transaction Documents, or (ii) which is attributable to the Insurance Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Agreement. The Insurance Trustee, in its individual capacity, further agrees and acknowledges that the Insurance Trust Property shall not be considered assets of the Insurance Trustee and, therefore, the Insurance Trust Property is not subject to any third-party claims against the Insurance Trustee in its individual capacity.

ARTICLE VI

CONCERNING THE NOTEHOLDERS

    Section 6.01. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Noteholders in their capacity as Trust Beneficiaries or otherwise (collectively, an “Act” of such Noteholders, which term shall also refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Article X of the Indenture, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Insurance Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 5.01) conclusive in favor of the Insurance Trustee and the Issuer, if made in the manner provided in this Section 6.01. The record of any meeting of Noteholders shall be proved in the manner provided in the Indenture.

    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of the Issuer, on behalf of such corporation, association or the Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Insurance Trustee deems sufficient.

    (c) The ownership of the Notes, the principal amount and serial numbers of Notes held by any Person and the date or dates of holding the same shall be proved by the Note Register in accordance with the Indenture and the Insurance Trustee shall not be affected by notice to the contrary.

    (d) Any act of any Noteholder (i) shall bind the holder of such Note and every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note and whether or not such Noteholder has given its consent (unless required under this Insurance) to such Act or was present at any duly held meeting, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Note to any other Person, including the Issuer or any Affiliate thereof.

    (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Notes for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Noteholder may be revoked with respect to any or all of such Notes by written notice by such Noteholder (or its duly appointed agent) or any subsequent Noteholder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

    (f) For purposes of this Agreement, Noteholder meetings shall be conducted in accordance with Article X and other provisions of the Indenture including, without limitation, the determination of whether the Noteholders’ requisite aggregate principal amount of Notes concurring for any request, demand, authorization, direction, notice, consent and waiver or other act under this Agreement.

    (g) Subject to the rights of the Insurer, if, under the terms of the Indenture, there is to be any vote of, or consent or approval sought from, the holders of Covered Interest Period Amounts, the Insurance Trustee will seek instruction from the Trust Beneficiaries in respect of such vote, consent or approval and will only provide such vote, consent or approval as instructed by the Trust Beneficiaries.

    Section 6.02. Noteholder Lists. In accordance with Section 2.21 of the Indenture, the Indenture Trustee shall preserve in as current form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Indenture Trustee is not the Note Registrar, or to the extent otherwise required under the Trust Indenture Act, the Issuer shall furnish to the Indenture Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Indenture Trustee may request in writing, a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of the Noteholders, and the Issuer shall otherwise comply with Section 312(a) of the Trust Indenture Act. The Indenture Trustee shall, upon request by the Insurance Trustee, furnish a copy of such lists to the Insurance Trustee pursuant to Section 2.21 of the Indenture; on the basis of the information received from the Indenture Trustee, the Insurance Trustee shall maintain a record of the record owners of interests in the Insurance Trust Property.

ARTICLE VII

TERMINATION OF TRUST

    Section 7.01. Termination of the Trust. (a) The respective obligations and responsibilities of the Issuer and the Insurance Trustee created hereby and the Insurance Trust created hereby shall terminate upon the earliest of (i) repayment in full of the Notes in accordance with the Indenture or (ii) upon cancellation of the Insurance Policy; provided, however, that in no event shall the Insurance Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on the date of this Agreement.

    (b) So long as no claims were made under the Insurance Policy and the Insurer has no right in or with respect to the Covered Interest Period Amounts at such time, upon termination of the Insurance Trust, the Insurance Trustee on behalf of the Insurance Trust shall be deemed, without the need of any further action, to have reassigned the Covered Interest Period Amounts to the Noteholders.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

    Section 8.01. Limitation on Rights of Noteholders. The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the Insurance Trust, nor entitle such Noteholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Insurance Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

    Section 8.02. Amendment or Waiver. (a) This Agreement may be amended from time to time by the Insurance Trustee and the Issuer without the consent of any of the Noteholders solely to cure any ambiguity or to correct any provision hereof (provided that such action shall not, materially adversely affect the rights of any Noteholder) and as set forth in this Agreement.

    (b) Except as set forth in Section 8.02(a) and for the cases in which the consent of all Noteholders is required under the Indenture, this Agreement may be amended from time to time by the Trustee, the Issuer and the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders, and any rights granted to the Noteholders hereunder may be waived in writing by the Majority Noteholders entitled to direct the exercise of such rights.

    (c) Promptly after the execution by all required parties of any such amendment to, or waiver of, this Agreement hereto, the Issuer shall furnish a copy of any such amendment to, or waiver of this Agreement to the Insurance Trustee and each Rating Agency.

    (d) The Insurance Trustee may, but shall not be obligated to, enter into any amendment or waiver with respect to this Agreement which affects the Insurance Trustee’s own rights, duties or immunities under this Agreement or otherwise. Prior to executing any amendment, the Insurance Trustee shall be entitled to receive an Opinion of Counsel stating that such amendment is permitted by this Agreement.

    (e) Notwithstanding anything to the contrary in the foregoing, the Insurance Trustee shall not enter into any amendment with respect to this Agreement if, as a result thereof, the rating of the Notes would be reduced or withdrawn. The Issuer shall provide to the Rating Agencies, a copy of any proposed amendment (except for any amendment agreed from time to time by the Trustee and the Issuer pursuant to Section 8.02(a) hereof) at least 10 days prior to the execution thereof by the Issuer, and request written confirmation that each Rating Agency will not, as a result of such amendment, cause the rating of the Notes to be reduced or withdrawn, and, as soon as practicable after the execution thereof of any such amendment, provide to each Rating Agency an executed copy thereof.

    (f) Notwithstanding the provisions of this Section 8.02, no provision of this Agreement or any other Transaction Document shall be modified, waived or amended without the Insurer’s prior written consent, which consent shall not be withheld unreasonably; provided, however, that no such consent will be required if such modification, waiver or amendment (i) does not relate to a Scheduled Payment (as defined in the Insurance Policy), (ii) does not require the consent of each of the Holders under the terms of this Agreement and the Indenture, (iii) does not present a material possibility of adversely affecting the rights, benefits or obligations of the Insurer under the Insurance Policy and (iv) does not present a material possibility of adversely affecting the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Insurance Trustee (as the Insured or otherwise) or the Insurer, as subrogee or otherwise; provided, further, that in no event may the Insurance Trustee consent to any rescheduling or restructuring of the Scheduled Payments without the Insurer’s prior written consent

    Section 8.03. Notices. All demands, notices, and communications hereunder shall be given as set forth in Section 14.3 of the Indenture. The contact information of the Insurance Trustee for all purposes hereof is:

The Bank of New York
101 Barclay Street 21W
10286 New York, NY
USA
Attention: Corporate Trust Department
Telecopier No.: (212) 815-5206
Telephone No.: (212) 815-5802/03

    Section 8.04. Tax Treatment. For United States federal income tax purposes, the Notes (including the Covered Interest Period Amounts) shall be treated as debt obligations, and interest and other income arising thereunder shall be treated as from sources without the United States in accordance with United States federal income tax principles and the Insurance Trust shall be treated as a “grantor trust” (within the meaning of Subpart E, Part I, of Subchapter J Chapter 1, Subtitle A of the Code) so that each Noteholder will be treated as owning a pro rata undivided interest in the Insurance Trust Property.

    Section 8.05. No Partnership. All parties to this Agreement and Noteholders (in their capacity as Trust Beneficiaries), by their acceptance of the Notes, specifically disavow any intent to form a partnership or joint venture for U.S. federal income tax purposes or otherwise, and agree not to make any filings or take any positions inconsistent with such intent.

    Section 8.06. Conflict with Trust Indenture Act. This Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Agreement and shall, to the extent applicable, be governed by such provisions, which are incorporated by reference in and made a part of this Agreement. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Agreement, the latter provision shall control. If any provision of this Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or to be excluded, as the case may be.

    As used within the Trust Indenture Act, the following terms have the following meanings:

    “indenture securities” means the Notes,

    “indenture security holder” means a Noteholder,

    “indenture to be qualified” means this Agreement,

    “Indenture Trustee” or “institutional Indenture Trustee” means the Insurance Trustee, and

    “obligor” on the indenture securities means the Issuer.

    All other Trust Indenture Act terms used in this Agreement that are defined by the Trust Indenture Act, by Trust Indenture Act reference to another statute or by SEC rule under the Trust Indenture Act have the meanings assigned to them by such definitions.

    Section 8.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    Section 8.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Insurance Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

    Section 8.09. Severability Clause. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    Section 8.10. Benefits of the Agreement. Each of the Insurer and the Noteholders shall be a third party beneficiary of this Agreement and shall be entitled to rely upon and to enforce the provisions of this Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders and the Insurer, any benefit or any legal or equitable right, remedy or claim under this Agreement.

    Section 8.11. Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Agreement. The Issuer, the Insurance Trustee, the Indenture Trustee, the Note Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

    Section 8.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    Section 8.13. Waiver of Jury Trial. THE ISSUER AND THE INSURANCE TRUSTEE HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE INSURANCE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

    Section 8.14. Waiver of Immunity. This Agreement and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Issuer. The Issuer irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 8.14 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

    Section 8.15. Submission to Jurisdiction, etc. (a) The Issuer and the Insurance Trustee irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the City of New York, New York, United States, and any appellate court from any thereof, in any suit, action or proceeding arising out of this Agreement or any of the other Transaction Documents (other than the Insurance Policy and the Company Support Agreement), to which each is or is to be a party, or for recognition or enforcement of any judgment, and the Issuer and the Insurance Trustee hereby irrevocably and unconditionally agree that all claims in respect of such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by law, in such federal court. The Issuer and the Insurance Trustee irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Insurance Trustee agree that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Documents in the courts of any jurisdiction.

    (b) The Issuer hereby irrevocably appoints and empowers CT Corporation System, located at 111 Eighth Avenue, New York, NY 10011 as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York state court or United States federal court sitting in The City of New York, New York, United States and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Issuer will take any and all action necessary to continue such designation in full force and effect and to advise the Insurance Trustee of any change of address of such Process Agent; should such Process Agent become unavailable for this purpose for any reason, the Issuer will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (b). The Issuer irrevocably consents and agrees to the service and any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 14.3 of the Indenture or to any other address of which it shall have given notice pursuant to Section 14.3 of the Indenture or to its Process Agent. Service upon the Issuer or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Issuer shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

    Section 8.16. Execution in Counterparts. This Agreement and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

    Section 8.17. Entire Agreement. This Agreement, together with the Indenture, the Notes, the Insurance Policy, the Registration Rights Agreement, and the Company Support Agreement, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the Company and the Insurance Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

BRASIL TELECOM S.A.,
Issuer

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

Place and Date: Brasília, February 17, 2004

THE BANK OF NEW YORK,
Insurance Trustee

By: ____________________________________
Name:
Title: